SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                February 7, 2003

                               Aphton Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                          0-19122              95-3640931
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(State or Other Jurisdiction of         (Commission         (I.R.S. Employer
       Incorporation)                    File Number)     Identification Number)


              80 SW Eighth Street, Suite 2160, Miami, Florida 33130
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               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On February 6, 2003, Aphton Corporation (the "Company") reported an interim analysis of tumor response results from its clinical trial with patients with metastatic stomach cancer who were treated with the Company's G17DT and chemotherapy consisting of cisplatin and 5FU. This report follows interim response results reported at the American Society of Clinical Oncology (ASCO) on May 17, 2002, with an overall tumor response rate of 48.3% and an interim report dated July 31, 2002, with an overall tumor response rate of 51.4%.

     A total of 103 patients were enrolled, of which 73 were evaluable and reported upon today. 37 patients had either a partial or a complete tumor response, for an overall tumor response rate of 51%. Two patients had a complete response (CR - no detectable residual tumor) and 35 had a partial response (PR). An additional 23 patients had stable disease. Thus, a total of 82% of the patients had either tumor shrinkage or stable disease. Throughout the trial, there was no systemic toxicity attributed to G17DT.

     One patient showed a previously unseen response pattern. He first responded to treatment with the combination of G17DT and cisplatin/5FU with a reduction of the tumor lesions by approximately 70% (a partial response). Subsequently, the disease stabilized; i.e. the size of the lesions did not increase for between 7 to 8 months, in spite of discontinuation of treatment with cisplatin halfway through the study period because of neuropathy. An additional treatment with G17DT in October 2002, the 5th overall, resulted in a reduction of the tumor lesions (PR) by a further 80%. Subsequent to the sixth treatment in January 2003, there was a complete disappearance of all lesions, the second complete response in the study. Sixteen months after his first treatment, the patient is alive and doing well, with no residual tumor detectable.

     The characteristics of the patient's response after extended treatment with G17DT without cisplatin strongly suggest a direct relation between anti-gastrin immunotherapy and the disappearance of the tumor lesions. The Company's anti-gastrin targeted immunotherapy adds a biological, non-toxic dimension to the treatment of gastrointestinal cancers.

     There is only one large, randomized, phase III clinical trial that has been reported in the medical literature with cisplatin plus 5FU for patients with advanced gastric cancer. Of 399 total patients enrolled in the trial, 245 were evaluable. For the patients treated with cisplatin plus 5FU, the tumor response rate was 20%, as reported by the European Organization for Research and Treatment of Cancer (EORTC) which conducted the trial. The results reported by the Company today compare favorably with those results. They represent a 155% improvement relative to the 20% results reported in the EORTC clinical trial.

     It is estimated that there are approximately 570,000 patients with gastric cancer in the US, Europe and Japan, alone. The prognosis for the overwhelming majority of these patients is very poor. Patients diagnosed with metastatic disease have five-year survival rates of only about three percent. Surgery and chemotherapy are the primary treatment options currently, but have shown only very limited benefit. The Company believes that its anti-gastrin targeted immunotherapy approach has the potential to extend patient survival without adding toxicity.

     Aphton Corporation is a biopharmaceutical company in one Phase III and three Phase II clinical trials developing products using its innovative vaccine-like technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases worldwide. Aphton has several strategic alliances including strategic alliances with Aventis (NYSE: AVE) for treating gastrointestinal system and other cancers with G17DT in North America and Europe; and GlaxoSmithKline (NYSE: GSK) for reproductive system cancer and non-cancer diseases worldwide; and others.



ITEM 7.   EXHIBITS.

          (c)  Exhibits.

               99.1 Text of Press Release of the Company dated February 6, 2003.

                                      -2-

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                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                APHTON CORPORATION
                                (Registrant)

                                By:        /s/ Frederick W. Jacobs
                                   ---------------------------------------------
                                   Name: Frederick W. Jacobs
                                   Title: Vice President, Chief Financial
                                           Officer, Treasurer and Chief
                                           Accounting Officer

Dated: February 7, 2003